springbig announces transition to the OTCQX® Best Market and changes in its board of directors.

Boca Raton, Fla. – September 1, 2023 -- SpringBig Holdings, Inc. (the “Company,” “our” or “we”) (NASDAQ: SBIG), a leading provider of vertical SaaS-based marketing solutions, consumer mobile app experiences, and omnichannel loyalty programs, today announced that it expects its securities will be delisted from the Nasdaq Capital Market and that it expects its common stock and public warrants to be quoted on the OTCQX® Best Market under the symbols “SBIG” and “SBIGW” respectively, beginning on or about September 6, 2023.

The Company’s securities, as previously announced, have not been in compliance with the listing requirements of the Nasdaq Stock Market LLC (“Nasdaq”), specifically with the minimum market value of listed securities requirement and the minimum bid price requirement, and the Company has not been able to evidence compliance within the extended time period granted by the Nasdaq Hearings Panel on May 8, 2023. The Company expects that the Nasdaq will file a Form 25 relating to delisting on or about September 5, 2023.

The Company’s common stock and public warrants will continue to be registered under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the Company’s obligation to file periodic reports under the Exchange Act will continue.

The OTCQX® Best Market is the premier regulated public market operated by OTC Markets Group, Inc. with many U.S. and international organizations choosing to have their securities quoted on this market which requires companies to meet high financial standards, follow best practice corporate governance and provide timely disclosure of material news.

The Company expects to cause its common stock and public warrants to be quoted on the OTCQX® Best Market under the symbols “SBIG” and “SBIGW” respectively, beginning on or about September 6, 2023, and expects that its transition to the OTCQX will not create any disruption in trading.

U.S. investors will be able to find current financial disclosure and Real-Time Level 2 quotes for the Company on www.otcmarkets.com.

Paul Sykes, CFO of the Company, said “we are pleased that having our stock quoted on the OTCQX® Best Market provides our investors with continuing access to a highly regarded, SEC-regulated public market. The transition will allow us to reduce the costs and complexities of being a publicly listed company and thereby contributes towards our stated objective of generating positive adjusted EBITDA for the second half of the fiscal year.”

The Company also announced today that Steven Bernstein, Patricia Glassford and Amanda Lannert have resigned from the board of directors with immediate effect.

“I would like to thank Steve, Patricia and Amanda for their contribution and valuable guidance during their time on our board, which they joined when we became a public company in June 2022,” said Jeffrey Harris, Chairman and CEO of the Company. The board of directors will now comprise Sergey Sherman, Phil Schwarz and Jon Trauben along with Jeffrey Harris. Jon Trauben will replace Patricia Glassford as Chair of the Audit Committee.

Forward Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “outlook,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events and financial results that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. In particular, these include but are not limited to statements relating to the Company’s expectations with respect to the listing and trading of its securities. Many factors could cause actual future events and financial results to differ materially from the forward-looking statements in this press release, including but not limited to the fact that we have a relatively short operating history in a rapidly evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful; that if we do not successfully develop and deploy new software, platform features or services to address the needs of our clients, if we fail to retain our existing clients or acquire new clients, and/or if we fail to expand effectively into new markets, our revenue may decrease and our business may be harmed; and the other risks and uncertainties described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 28, 2023, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 filed with the Securities and Exchange Commission (the “SEC”) on August 10, 2023 and in the other documents we file from time to time with the SEC. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond our control), and other assumptions, which may cause the actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forwardlooking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements other than as required by applicable law. The Company does not give any assurance that it will achieve its expectations.

Investor Relations Contact
Claire Bollettieri
VP of Investor Relations
ir@springbig.com